                                                                     EXHIBIT 4.7

                                 AMENDMENT NO. 1
                           DATED AS OF AUGUST 20, 1998
                                       to
                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT
                          DATED AS OF FEBRUARY 10, 1998

       This Amendment No. 1 (this "Amendment"), dated as of August 20, 1998, is among AAR CORP. (the "Borrower"), the Lenders party to the Credit Agreement (defined below) and The First National Bank of Chicago, as Agent.

                              W I T N E S S E T H:

       WHEREAS, the Borrower, the Lenders and the Agent are parties to that certain Second Amended and Restated Credit Agreement dated as of February 10, 1998 (as heretofore amended, the "Credit Agreement") and the other Loan Documents referred to therein; and

       WHEREAS, the Borrower, the Lenders and the Agent desire to amend the Credit Agreement in order to amend certain provisions thereof;

       NOW, THEREFORE, in consideration of the premises and the undertakings set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

       1. DEFINITIONS. Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to them in the Credit Agreement.

       2.     AMENDMENT. The Credit Agreement is hereby amended as follows:

              (a) The following new definition of "Consolidated Net Worth" is hereby added to Article I of the Credit Agreement in the appropriate alphabetical order:

                     "Consolidated Net Worth" means, as of any date of
              determination, the consolidated stockholders' equity of the Borrower and its Subsidiaries determined in accordance with Agreement Accounting Principles.

              (b) The definition of "Consolidated Secured Liabilities" contained in Article I of the Credit Agreement is hereby amended by deleting the phrase "clauses (a), (d), (e), (f) and (h)" contained therein and inserting in lieu thereof the phrase "clauses (a), (d), (e), (f), (h) and
       (k)"

              (c) The definition of "Consolidated Tangible Net Worth" contained in Article I of the Credit Agreement is hereby amended by deleting it in its entirety and inserting in lieu thereof the following:

                     "Consolidated Tangible Net Worth" means, as of any date of determination, the sum of (a) Consolidated Net Worth, less consolidated Intangible Assets, plus (b) Subordinated Debt. For purposes of this definition "Intangible Assets" means the amount (to the extent reflected in determining such consolidated stockholders' equity) of (i) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of assets of a going concern business made within twelve months after the acquisition of such business) subsequent to May 31, 1998 in the book value of any asset owned by the Borrower or a Consolidated Subsidiary and (ii) all unamortized debt discount and expense, unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, organization or developmental expenses and other intangible items, for purposes of this clause (ii), in each case, to the extent such items are disclosed as separate line items on the Borrower's financial statements required under Section 6.1

              (d) The definition of "Contingent Obligation" contained in
       Article I of the Credit Agreement is hereby amended by inserting the following at the end of such definition (prior to the period):

                     "; but does not include: (a) Contingent Obligations
              resulting from endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of the Borrower's and each Subsidiary's business, (b) Contingent Obligations by the Borrower of any Subsidiary's Indebtedness (including, for the avoidance of doubt, obligations arising out of overdraft and similar cash management facilities) permitted to exist pursuant to this Agreement and any Subsidiary's obligations for Rentals permitted by Section 6.18, and (c) any obligations in connection with transactions described in Section 6.13(f)."

              (e) The definition of "Indebtedness" contained in Article I of the Credit Agreement is hereby amended by deleting the phrase "clauses (a),
       (d), (e), (f) and (h)" contained therein and inserting in lieu thereof the phrase "clauses (a), (d), (e), (f), (h) and (k)"

              (f) Section 6.13 of the Credit Agreement is hereby amended by adding a new clause (f) as follows:

                     "(f) Any transfer of an interest in accounts or notes
              receivable on a limited recourse basis, PROVIDED that such transfer qualifies as a sale under Agreement Accounting Principles and that the amount of such financing does not exceed $50,000,000 at any one time outstanding."

              (g) Section 6.14 of the Credit Agreement is hereby amended by
       (i) renumbering clause (k) thereof as clause (l); (ii) deleting from such clause (l) the phrase "clauses (a) through (j)" and inserting in lieu thereof the phrase "clauses (a) through (k)"; and (iii) adding a new clause (k) as follows:

                     (k) Any Acquisition that after giving effect thereto does
              not cause the sum of (i) Consolidated Funded Debt PLUS (ii) the aggregate amount of Contingent Obligations of the Borrower and its Subsidiaries to exceed 55% of Consolidated Total Capitalization.

              (h) Section 6.15 of the Credit Agreement is hereby amended by deleting it in its entirety and inserting in lieu thereof the phrase "Intentionally Omitted."

              (i) Section 6.16 of the Credit Agreement is hereby amended by adding a new clause (k) as follows:

                     "(k) Liens incurred in connection with any transfer of an
              interest in accounts or notes receivable which is permitted pursuant to Section 6.13(f)."

              (j) Section 6.22 of the Credit Agreement is hereby amended by deleting it in its entirety and inserting in lieu thereof the following:

                     6.22. CONSOLIDATED NET WORTH. The Borrower will maintain at all times Consolidated Net Worth in an amount not less than the sum of (a) $260,000,000 plus (b) the net cash proceeds received by the Borrower from the sale of any of its capital stock on or after May 31, 1998 plus (c) an amount equal to the aggregate of one-third of Consolidated Net Income earned during each of its fiscal years beginning with its fiscal year commencing June 1, 1998, said fiscal years to be taken as one accounting period minus
              (d) amounts (not to exceed $10,000,000 in the aggregate for the purposes of this covenant) either used for the purchase or retirement of the Borrower's capital stock or representing the after tax write-down of assets and associated costs on or after May 31, 1998.

              (k) Section 6.23 of the Credit Agreement is hereby amended by deleting it in its entirety and inserting in lieu thereof the phrase "Intentionally Omitted."

              (l) Section 6.25 of the Credit Agreement is hereby amended by deleting the percentage "50%" contained therein and inserting in lieu thereof the percentage "60%."

       3. REPRESENTATIONS AND WARRANTIES. In order to induce the Agent and the Lenders to enter into this Amendment, the Borrower hereby represents and warrants to the Agent and the Lenders as of the date of this Amendment that:

              (a) There exists no Default or Unmatured Default and the execution of this Amendment shall not create a Default or Unmatured Default.

              (b) The representations and warranties contained in Article V of the Credit Agreement are true and correct as of the date of this Amendment.

       4. LEGAL EXPENSES. The Borrower agrees to reimburse the Agent for reasonable legal fees and expenses incurred by attorneys for the Agent (who may be employees of the Agent) in connection with the preparation, negotiation and consummation of this Amendment and the transactions contemplated herein.

       5. RATIFICATION OF CREDIT AGREEMENT. Except as specifically provided herein, all of the terms and conditions of the Credit Agreement shall remain in full force and effect and the Credit Agreement as amended hereby is agreed to, ratified and confirmed by the Borrower, the Agent and the Lenders in all respects.

       6.     MISCELLANEOUS.

              (a) This Amendment may be executed in counterparts and by the different parties hereto on separate counterparts each of which, when so executed and delivered, shall be deemed an original, and all of which taken together shall constitute one and the same agreement.

              (b) This Amendment shall be effective as of the date first above written: PROVIDED, THAT, the Agent has received executed counterparts of this Amendment from the Borrower, the Agent and the Lenders.

       IN WITNESS WHEREOF, the Borrower, the Agent and the Lenders have executed this Amendment as of the date first above written.

                                           AAR CORP.


                                           By: /s/ Timothy J. Romenesko
                                              ----------------------------
                                           Title: VICE PRESIDENT
                                                 -------------------------

                                           THE FIRST NATIONAL BANK OF CHICAGO,
                                           INDIVIDUALLY AND AS AGENT

                                           By: /s/ Ronald Edwards
                                              ----------------------------
                                           Title: Vice President
                                                 -------------------------

                               SECOND AMENDMENT TO
                              THE CREDIT AGREEMENT

            THIS SECOND AMENDMENT TO THE SECOND AMENDED AND RESTATED CREDIT AGREEMENT (THIS "AMENDMENT") IS MADE AND DATED AS OF JANUARY 25, 2002 AMONG AAR CORP., A DELAWARE CORPORATION ("BORROWER"), THE LENDERS PARTY HERETO ("LENDERS"), AND BANK ONE, NA, (F.K.A., THE FIRST NATIONAL BANK OF CHICAGO) AS AGENT (IN SUCH CAPACITY, "AGENT"), AND AMENDS THAT CERTAIN SECOND AMENDED AND RESTATED CREDIT AGREEMENT DATED AS OF FEBRUARY 10, 1998 AMONG THE BORROWER, THE LENDERS AND THE AGENT, AS AMENDED BY A FIRST AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT DATED AS OF AUGUST 20, 1998 (AS SO AMENDED, THE "CREDIT AGREEMENT").

WHEREAS, AAR, the Lenders and the Agent are parties to the Credit Agreement and the other Loan Documents referred to therein; and

WHEREAS, AAR, the Lenders and the Agent desire to amend the Credit Agreement in order to amend certain provisions thereof.

NOW, THEREFORE, in consideration of the premises and the undertakings set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree that effective as of the date hereof, the Credit Agreement is amended as follows:

1. DEFINITIONS. Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to them in the Credit Agreement.

1.   AMENDMENT. The Credit Agreement is hereby amended as follows:

       (a)  Section 2.4, Fees shall be amended and read as follows:

       2.4 FEES. The Borrower agrees to pay to the Agent, for the ratable account of the Lenders, a facility fee on the amount of the Aggregate Commitment, for the period from the date hereof to and including the Revolving Credit Termination Date, payable quarterly in advance on the date of this Agreement and on each Payment Date hereafter, equal to
       (x) 0.35% per annum at all times when the Borrower has an Investment Grade Rating and (y) 0.425% at all times when the Borrower does not have an Investment Grade Rating.

       (b) Section 6.22, Consolidated Net Worth shall be amended and read as follows:

       6.22 CONSOLIDATED NET WORTH. The Borrower will maintain at all times Consolidated Net Worth in an amount not less than the sum of (a) $260,000,000 plus (b) the net cash proceeds received by the Borrower from the sale of any of its capital stock on or after May 31, 1998 plus (c) an amount equal to the aggregate of one-third of Consolidated Net Income earned during each of its fiscal years beginning with its fiscal year commencing June 1, 1998, said fiscal years to be taken as one accounting period minus (d) amounts (not to exceed $30,000,000 in the aggregate for the purposes of this covenant) either used for the purchase or retirement of the Borrower's capital stock or representing the after tax write-down of assets and associated costs on or after May 31, 1998.

       (c) Section 6.26, Fixed Charge Coverage Ratio shall be amended and read as follows:

              6.26. FIXED CHARGE COVERAGE RATIO. The Borrower will maintain a Fixed Charge Coverage Ratio of not less than 1.20:1.00 as of the last day of each fiscal quarter of the Borrower commencing on the quarter ended August 31, 2002 and thereafter. The Fixed Charge Coverage Ratio shall be determined based on four of the previous five fiscal quarters of the Borrower that occurred immediately prior to the calculation date, at the Borrower's option, except that for the quarter ended August 31, 2002, the Fixed Charge Coverage Ratio may be determined solely on that quarter's results if the result is greater than four of the previous five fiscal quarters results.

       (d) The Revolving Credit Termination Date will be extended to February 9, 2004.

       (e) The definition of Revolving Credit Termination Balance shall be amended and read as follows:

              "Revolving Credit Termination Balance" means zero at the close of business on the Revolving Credit Termination Date.

       (f) The definition of Eurodollar Rate shall be amended and read as follows:

              "Eurodollar Rate" means, with respect to a Eurodollar Advance for the relevant Eurodollar Interest Period, the sum of (i) the quotient of (a) the Eurodollar Base Rate applicable to such Eurodollar Interest Period, divided by (b) one minus the Reserve Requirement (expressed as a decimal) applicable to such Eurodollar Interest Period, plus (ii) the Applicable Margin. As used in this definition, "Applicable Margin" means (x) when the Borrower has an Investment Grade Rating, 1.25% at all times when the Obligations are less than or equal to 60% of the Aggregate Commitment, and 2.00% at all times when the Obligations exceed 60% of the Aggregate Commitment, and (y) when the Borrower does not have an Investment Grade Rating, 1.525% at all times when the Obligations are less than or equal to 60% of the Aggregate Commitment, and 2.275% at all times when the Obligations exceed 60% of the Aggregate Commitment. The Eurodollar Rate shall be rounded to the next higher multiple of 1/16 of 1% if the rate is not such a multiple.

       (g) The definition of Facility Termination Date shall be amended and read as follows:

              "Facility Termination Date" means the Revolving Credit Termination Date.

       (h) The definition of Aggregate Commitment shall be amended and read as follows:

              "Aggregate Commitment" means (i) $40,000,000 through the end of business on June 29, 2002, (ii) $35,000,000 from June 30, 2002 through the end of business on December 30, 2002, (iii) $30,000,000 from December 31, 2002 through the end of business on June 29, 2003, (iv) $25,000,000 from June 30, 2003 through the end of business on December 30, 2003, and
       (v) $20,000,000 thereafter; provided, however, that in the event the Borrower's total aggregate committed credit facilities from all lenders (including the Lenders) exceeds $125 million, the Aggregate Commitment will be reduced such that the Borrower's total aggregate committed credit facilities from all lenders (including the Lenders) shall not exceed $125 million.

       (i)  Section 2.6 shall be amended and read as follows:

              2.6. RATABLE LOANS. Each Advance hereunder shall consist of Loans from the several Lenders ratably in proportion to the ratio that their respective Commitments bear to the Aggregate Commitment. In the event the Borrower desires an advance that brings the aggregate principal Dollar Amount of all Advances then outstanding in excess of $5 million at any time after November 30, 2001, the Advance hereunder related to such desired amount shall be in proportion to the ratio that the Aggregate Commitment bears to the total aggregate commitments (including the Aggregate Commitment) from all lenders providing Borrower an unsecured committed credit facility equal to or greater than $20 million (but in all cases including the unsecured committed amount provided under the Bank of America Agreement, and the LaSalle Agreement), and Borrower shall obtain pro-rata borrowings from such other lenders to obtain the total desired advance.

       (j)  Insert a new definition to read as follows:

              "LaSalle Agreement" means the Revolving Loan Agreement dated as of April 11, 2001 between the Borrower and LaSalle Bank National Association, as the same may from time to time be amended, supplemented or otherwise modified, and including any replacement unsecured credit facility between the Borrower and LaSalle Bank National Association.

       (k)  Insert a Section 9.16 to read as follows:

              9.16. MOST FAVORED PRICING/COVENANT PROVISION. The Borrower agrees that the Facility Fee, interest rates, and covenants hereunder shall be automatically modified to reflect any similar facility fee, interest rate or covenant set forth in the Bank of America Agreement, the LaSalle Agreement or any other unsecured credit facility entered into with another lender, but only to the extent that said fee or interest rate is higher or said covenant is more restrictive than as set forth in this Agreement.

2. REPRESENTATIONS AND WARRANTIES. In order to induce the Agent and the Lenders to enter into this Amendment, AAR hereby represents and warrants to the Agent and the Lenders as of the date of this Amendment that:

       (a) There exists no Default or Unmatured Default and the execution of this Amendment shall not create a Default or Unmatured Default.

       (b) The representations and warranties contained in Article V of the Credit Agreement are true and correct as of the date of this Amendment.

4. LEGAL EXPENSES. AAR agrees to reimburse the Agent for reasonable legal fees and expenses incurred by attorneys for the Agent (who may be employees of the Agent) in connection with the preparation, negotiation and consummation of this Amendment and the transactions contemplated herein.

5. RATIFICATION OF CREDIT AGREEMENT. Except as specifically provided herein, all of the terms and conditions of the Credit Agreement shall remain in full force and effect and the Credit Agreement as amended hereby is agreed to, ratified and confirmed by AAR, the Agent and the Lenders in all respects.

6.   MISCELLANEOUS.

       (a) This Amendment may be executed in counterparts and by the different parties hereto on separate counterparts each of which, when so executed and delivered, shall be deemed an original, and all of which taken together shall constitute one and the same agreement.

       (b) This Amendment shall be effective as of the date first above written; provided, that, the Agent has received executed counterparts of this Amendment from AAR, the Agent and the Lenders.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment to the Credit Agreement as of the date first written above.

AAR CORP.

By: /s/ Timothy J. Romenesko                                              [SEAL]
   ---------------------------
Name: Timothy J. Romenesko
Title:  Vice President

BANK ONE, NA

By: /s/ Thomas T. Bower
   --------------------------
Name:  THOMAS T. BOWER
     ------------------------
Title: Senior Vice President
      -----------------------